Consent of Independent Registered Public Accounting Firm

Manas Petroleum Corporation (An Exploration Stage Company)
Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167390) of Manas Petroleum Corporation of our report dated March 18, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

Zurich, March 18, 2011

BDO Visura International AG

/s/ Andreas Wyss	/s/ Christoph Tschumi
Andreas Wyss	Christoph Tschumi